As filed with the Securities and Exchange on March 25, 1997

                                                     Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                             SECURITIES ACT OF 1933
                                 ---------------

                        TELEPHONE AND DATA SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

         Iowa                                          36-2669023
   (State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)                 Identification No.)

                       30 North LaSalle Street, Suite 4000
                             Chicago, Illinois              60602
               (Address of Principal Executive Offices)   (Zip Code)

                        Telephone and Data Systems, Inc.
                  Compensation Plan for Non-Employee Directors
                            (Full title of the plan)

                              LeRoy T. Carlson, Jr.
                                    President
                        Telephone and Data Systems, Inc.
                       30 North LaSalle Street, Suite 4000
                             Chicago, Illinois 60602
                     (Name and address of agent for service)
                                 (312) 630-1900
                          (Telephone number, including
                        area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

Title of                          Proposed         Proposed        Amount
Securities      Amount            Maximum          Maximum         of
to be           to be             Offering Price   Aggregate       Registration
Registered      Registered        Per Share(1)     Offering Price  Fee

Common Shares,
$1.00 par value 15,000 shares(2)     $40.31         $604,650        $183.24
=============== ================ ================ =============== ==============

(1) Estimated for the Common Shares solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Shares of the Company on the American Stock Exchange on March 21, 1997 pursuant to Rule 457(c) under the Securities Act of 1933.

(2) In addition, this Registration Statement also covers an indeterminate amount of additional securities which may be issued under the above-referenced Plan pursuant to the anti-dilution provisions of such Plan and, if interests in the above-referenced Plan are deemed to constitute separate securities, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the above-referenced Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*
         ------------------

Item 2.  Registration Information and Employee Plan Annual Information.*
         ---------------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "1933 Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

                  The following documents which have heretofore been filed by Telephone and Data Systems, Inc. (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

                  1. The Company's Annual Report on Form 10-K, for the year ended December 31, 1996;

                  2. The description of the Common Shares, par value $1.00 per share ("Common Shares"), of the Company contained in the Company's Report on Form 8-A/A-2, dated December 20, 1994; and

                  3.       All other reports filed by the Company pursuant to
                           Section 13(a) and 15(d) of the 1934 Act since December 31, 1996.

                  All documents, subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         --------------------------

                  See Item 3.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

                  Certain legal matters relating to the securities registered hereby will be addressed by Sidley & Austin, One First National Plaza, Chicago, Illinois 60603. The Company is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of the Company and certain subsidiaries of the Company, Michael G. Hron, the Secretary of the Company and certain subsidiaries of the Company, William S. DeCarlo, the Assistant Secretary of the Company and certain subsidiaries of the Company, Stephen P. Fitzell, the Secretary of certain subsidiaries of the Company, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of the Company, are partners of Sidley & Austin.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

                  The Iowa Business Corporation Act, as amended, provides for indemnification of directors and officers in a variety of circumstances, which may include liabilities under the 1933 Act. The Company's Bylaws provide for indemnification of the Company's directors and officers (and those serving in such capacity with a consolidated subsidiary or other entity at the request of the Board of Directors of the Company) in the circumstances, and to the extent, permitted by the Iowa Business Corporation Act, as amended.

                  The Company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

                  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

                  Not Applicable.

Item 8.  Exhibits.
         ---------
                  The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index. The Plan is not intended to be qualified under Section 401(a) of the Internal Revenue Code.

Item 9.  Undertakings.
         -------------

                  The Company hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (a)      To include any prospectus required by
                                    Section 10(a)(3) of the 1933 Act;

                           (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs 1.(a) and 1.(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                  2. That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the Common Shares being registered hereby which remain unsold at the termination of the offering.

                  4. That, for the purposes of determining any liability under the 1933 Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

                  5. That, insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 25th day of March, 1997.

                                     TELEPHONE AND DATA SYSTEMS, INC.


                                     By:  /s/LeRoy T. Carlson
                                          --------------------------------------
                                          LeRoy T. Carlson
                                          Chairman

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 25th day of March, 1997.

 /s/LeRoy T. Carlson                Chairman and Director
----------------------------
LeRoy T. Carlson

 /s/LeRoy T. Carlson, Jr.           President and Director (Chief
----------------------------        Executive Officer)
LeRoy T. Carlson, Jr.

 /s/Murray L. Swanson               Executive Vice President-Finance and
----------------------------        Director (Chief Financial Officer)
Murray L. Swanson

 /s/James Barr III                  Director
----------------------------
James Barr III

 /s/Rudolph E. Hornacek             Director
----------------------------
Rudolph E. Hornacek

 /s/Donald C. Nebergall             Director
----------------------------
Donald C. Nebergall

 /s/Herbert S. Wander               Director
----------------------------
Herbert S. Wander

 /s/Walter C.D. Carlson             Director
----------------------------
Walter C.D. Carlson

 /s/Letitia G.C. Carlson            Director
----------------------------
Letitia G.C. Carlson

 /s/Donald R. Brown                 Director
----------------------------
Donald R. Brown

 /s/George W. Off                   Director
----------------------------
George W. Off

 /s/Gregory J. Wilkinson            Vice President and Controller
----------------------------        (Principal Accounting Officer)
Gregory J. Wilkinson

                                  EXHIBIT INDEX


                  The following documents are filed herewith or incorporated herein by reference.

         Exhibit
           No.                      Description
         -------           -----------------------------------------------------
            4.1            Articles of Incorporation of the Company,  as amended
                           (Incorporated herein by reference to Exhibit 1 to the
                           Company's Report on Form 8-A/A-2,  dated December 20,
                           1994)

            4.2 Bylaws of the Company (Incorporated herein by reference to Exhibit 2 to the Company's
                           Report on Form 8-A/A-2, dated December 20, 1994)

            5              Opinion of Counsel

           23.1            Consent of Independent Public Accountants

           23.2            Consent of Counsel (contained in Exhibit 5)

           99.1 Description of Compensation Plan for Non-Employee Directors of Telephone and Data Systems, Inc.

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